Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August ___, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Principal Solar, Inc.

100 Crescent Court

Suite 700

Dallas, TX 75201

$10,000,000

100,000,000 SHARES OF COMMON STOCK

$0.10 PER SHARE

This is the public offering of securities of Principal Solar, Inc., a Delaware corporation. We are offering 100,000,000 shares of our common stock, par value $0.01 (“Common Stock”), at an offering price of $0.10 per share (the “Offered Shares”) by the Company, for a total offering of $10 million. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “PSWW.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.10	$10,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.10	$10,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.10 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is August __, 2020.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Principal Solar”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Principal Solar, Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Principal Solar” was incorporated on July 8, 2010, under the laws of the State of Texas and became a New York corporation upon consummation of a reverse merger. On March 7, 2011, the Company was acquired by Kupper Parker Communications, Inc. (“KPCG”), then a public shell company, in a reverse merger transaction whereby KPCG merged with and into Principal Solar, with KPCG remaining as the surviving corporation and Principal Solar becoming a wholly owned subsidiary of KPCG. In connection with the merger, the Company changed its corporate name from “Kupper Parker Communications, Inc.” to “Principal Solar, Inc.”. In accordance with the terms of this transaction, the shareholders of Principal Solar exchanged all of their shares of Principal Solar's $.01 par value common stock ("Common Stock") for shares of KPCG common stock that, immediately following the transaction, represented approximately 82 percent of the issued and outstanding Common Stock of the Company. In October 2012, the Company was re-domiciled in Delaware. The Company was authorized to issue 300,000,000 shares of Common Stock with a par value of $.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share ("Preferred Stock"). In April 2016, the Company amended its Certificate of Incorporation reducing authorized shares to 15,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. Par value of $.01 per share remained unchanged. On November 29, 2019, the Company amended its Certificate of Incorporation to designate one million (1,000,000) shares of the Corporations authorized preferred stock as Non-Convertible “Series B” Preferred stock. On January 3, 2020, the Company amended its Certificate of Incorporation to increasing authorized shares to 1,000,000,000 shares of Common Stock).

Principal Solar, Inc. offices are located at 100 Crescent Court, Suite 700, Dallas, Texas, 75201. Our telephone number is 214-885-0032 and our email address is kbrycetoussaint@gmail.com.

Principal Solar, Inc. was originally created as a solar power company to build and operate utility-scale projects. On March 1, 2020, Principal Solar, Inc. shifted its business model and operations to focus on the reduction of carbon dioxide (CO2) emissions through efficient oil extraction technologies.

Our business strategy will include licensing intellectual properties which support the development of Green Energy Solutions and monetizing assets in the Natural Gas Sector (Blue Energy). The synthesis of monetizing assets in the Green Energy and Blue Energy space is referred to as the “Teal Deal”.

Through our wholly-owned subsidiary Bayou Road Investments, Inc., we have licensed oil extraction technologies to remove hydrocarbons from existing oil wells while bringing up less than 2% water to the surface. We will work with owners and leaseholders of idle and inefficient oil wells who can use our oil extraction technologies to transform their oil wells into highly efficient oil producers while reducing CO2 emissions.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol PSWW.

K. Bryce Toussaint, the Company’s Chief Executive Officer, Interim Chief Financial Officer and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series B Non-Convertible Preferred Stock. Series B Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Toussaint possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Toussaint’s ownership and control of Series B Non-Convertible Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Toussaint’s ownership and control of Series B Preferred Stock gives him the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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THE OFFERING

______

Issuer:	Principal Solar, Inc.

Securities offered:	A maximum of 100,000,000 shares of our common stock, par value $0.01 (“Common Stock”) at an offering price of $0.10 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $10 million.

Number of shares of Common Stock outstanding before the offering	-62,014,392 issued and outstanding as of June 23, 2020

Number of shares of Common Stock to be outstanding after the offering	-162,014,392 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.10

Maximum offering amount:	100,000,000 shares at $0.10 per share, or $10,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “PSWW”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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Investment Analysis

There is no assurance Principal Solar, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

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There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the states of Texas and Oklahoma. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of Texas and Oklahoma to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

 Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.  In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We may not be able to successfully compete against companies with substantially greater resources.

The industry (oil extraction-) in which we operate in general is subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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Technological change and competition may render our potential products obsolete.

The oil extraction industry continues to undergo rapid change, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We are dependent upon the level of activity in the oil and gas industry, which is volatile and has caused, and may cause future, fluctuations in our operating results.

The oil and gas industry historically has experienced significant volatility. Demand for our products and services depends primarily upon the number of oil rigs in operation, the number of oil and gas wells being drilled, the depth and drilling conditions of these wells, the volume of production, the number of well completions, capital expenditures of other oilfield service companies and the level of workover activity. Drilling and workover activity can fluctuate significantly in a short period, particularly in the United States. The willingness of oil and gas operators to make capital expenditures to explore for and produce oil and natural gas and the willingness of oilfield service companies to invest in capital equipment will continue to be influenced by numerous factors over which we have no control, including the:

•	current and anticipated future prices for oil and natural gas;
•	volatility of prices for oil and natural gas;
•

ability or willingness of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other countries, such as Russia, to maintain or influence price stability through voluntary production limits;

•	sanctions and other restrictions placed on certain oil producing countries, such as Russia, Iran, and Venezuela;

•	level of production by non-OPEC countries including production from U.S. shale plays;
•	level of excess production capacity;

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•	cost of exploring for and producing oil and gas;
•	level of drilling activity and drilling rig day rates;
•	worldwide economic activity and associated demand for oil and gas;
•	public health crises and other catastrophic events, such as the coronavirus outbreak at the beginning of 2020;
•	availability and access to potential hydrocarbon resources;
•	national government political requirements;
•	fluctuations in political conditions in the United States and abroad;
•	currency exchange rate fluctuations and devaluations;
•	development of alternate energy sources; and,
•	environmental regulations.

Expectations for future oil and gas prices cause many shifts in the strategies and expenditure levels of oil and gas companies, drilling contractors, and other service companies, particularly with respect to decisions to purchase services of the type we provide. Oil and gas prices, which are determined by the marketplace, may remain below a range that is acceptable to certain of our customers, which could reduce demand for our services and have a material adverse effect on our financial condition, results of operations and cash flows.

We could be adversely affected if we fail to comply with any of the numerous federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters applicable to our businesses.

Our business is subject to numerous federal, state and local laws, regulations and policies governing environmental protection, zoning and other matters. These laws and regulations have changed frequently in the past and it is reasonable to expect additional changes in the future. If existing regulatory requirements change, we may be required to make significant unanticipated capital and operating expenditures. We cannot assure you that our operations will continue to comply with future laws and regulations. Governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Under these circumstances, we might be required to reduce or cease operations or conduct site remediation or other corrective action which could adversely impact our operations and financial condition.

Our businesses expose us to potential environmental, product or personal injury liability.

Our businesses expose us to the risk that harmful substances may escape into the environment or a product could fail to perform or cause personal injury, which could result in:

•	personal injury or loss of life;

•	severe damage to or destruction of property; or,
•	environmental damage and suspension of operations.

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Our future activities, could result in our facing substantial environmental, regulatory and other litigation and liabilities. These could include the costs of cleanup of contaminated sites and site closure obligations. These liabilities could also be imposed on the basis of one or more of the following theories:

•	negligence;

•	strict liability;
•	breach of contract with customers; or,
•	as a result of our contractual agreement to indemnify our customers in the normal course of business, which is normally the case.

We may not have adequate insurance for potential environmental, product or personal injury liabilities.

While we maintain liability insurance, this insurance is subject to coverage limits. In addition, certain policies do not provide coverage for damages resulting from environmental contamination or may exclude coverage for other reasons. We face the following risks with respect to our insurance coverage:

•	we may not be able to continue to obtain insurance on commercially reasonable terms;

•	we may be faced with types of liabilities that will not be covered by our insurance;
•	our insurance carriers may not be able to meet their obligations under the policies; or,
•	the dollar amount of any liabilities may exceed our policy limits.

Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on our consolidated financial statements.

The adoption of climate change legislation, restrictions on emissions of greenhouse gases, or other environmental regulations could increase our operating costs or reduce demand for our products.

Environmental advocacy groups and regulatory agencies in the United States and other countries have been focusing considerable attention on the emissions of carbon dioxide, methane and other greenhouse gases and their potential role in climate change. The adoption of laws and regulations to implement controls of greenhouse gases, including the imposition of fees or taxes, could adversely impact our operations and financial condition. The U.S. Congress and other governments routinely consider legislation to control and reduce emissions of greenhouse gases and other climate change related legislation, which could require significant reductions in emissions from oil and gas related operations. Additionally, recent concerns regarding the potential impact of hydraulic stimulation, or “fracking”, activities have resulted in government officials promulgating regulations to impose certain operational restrictions and disclosure requirements on oil and gas companies. Changes in the legal and regulatory environment could reduce oil and natural gas drilling activity and result in a corresponding decline in the demand for our products and services, which could adversely impact our operating results and financial condition.

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The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has no revenue and has incurred losses of $ 726,111 for the year ended December 31, 2019. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

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The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accountant, Whitley Penn, LP, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

Our management has a limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of Principal Solar, Inc. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

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•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the oil extraction industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically K. Bryce Toussaint. We have an Employment Agreement in place with Mr. Toussaint. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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Our key employee, Mr. K. Bryce Toussaint, has very limited experience in the oil extraction industry.

Our Chief Executive Officer, Mr. K. Bryce Toussaint, has very limited experience in the oil extraction industry. For this reason, he may have difficulty in establishing and running oil extraction installations, including acquiring equipment, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising our employees. While the Company plans on hiring trained staff and consultants who will be able to oversee and maintain the mining equipment, there is no assurance that Mr. Toussaint will be able to manage them.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of TEAL energy development or other energy development technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established energy development companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the energy markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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Our Chief Executive Officer, through his ownership of the Company’s Series B Non-Convertible Preferred Stock, can effectively control the Company

K. Bryce Toussaint, the Company’s Chief Executive Officer, Interim Chief Financial Officer and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series B Non-Convertible Preferred Stock. Series B Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Toussaint possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Toussaint’s ownership and control of Series B Non-Convertible Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

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We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 2,000,000 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

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We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes.

In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Super”) for finding a public shell company, for structuring the Principal Solar Exchange Agreement, and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter.  Among other powers provided to the Series A Super by the Board of Directors was that each share of Series A Super provided the holder thereof the right to vote a number of voting shares equal to the total number of shares of authorized common stock of the Company on any and all stockholder matters (effectively providing such Series A Super stockholders majority voting control over the Company). Subsequently in March 2011, we, with the approval of our Board of Directors and the Series A Super stockholders (purporting to vote a majority of our outstanding voting shares) affected a 1 for 40 reverse split of our outstanding shares such that, each share of common stock of the Company then outstanding, par value $0.01 per share was exchanged for one-fortieth (0.025) of a share of common stock, which reverse stock split became effective with FINRA on May 25, 2011.

In connection with the due diligence associated with the preparation and filing of a registration statement, it came to the attention of our current management (who were appointed subsequent to the purported approval of the reverse stock split by the holders of the Series A Super as described above), that no preferred stock designation setting the preferences and rights (including the voting rights) of the Series A Super was ever filed with the Secretary of State of New York (where the Company was then domiciled) and as such Pegasus, as the holder of the Series A Super, did not obtain any valid voting rights associated with such Series A Super or have any rights in connection therewith. Consequently, the purported approval by Pegasus of the reverse split in March 2011 was not valid and such corporate action was in effect taken without valid stockholder approval in contravention of New York law.

Notwithstanding the above, the documentation relating to the reverse split was filed with, and accepted by, the Secretary of State of New York and approved by FINRA. Additionally, in October 2012 the Company re-domiciled to Delaware and adopted a new Certificate of Incorporation in connection with re-domiciling. As such, we believe that the reverse stock split was effectively retroactively approved by stockholders of the Company in connection with such re-domiciling (due to the approval by the Company’s stockholders of a new Certificate of Incorporation retroactively reflecting such reverse stock split). We could face liability and claims and could be forced to pay damages, take remedial actions, or further ratify the reverse stock split in the future, which costs and expenses could have a material adverse effect on our results of operations and liquidity. Furthermore, the fact that certain of our corporate actions were not affected properly, the perception in the marketplace that such corporate actions were not affected properly, or uncertainties associated therewith, could raise questions about our corporate governance and controls and procedures and result in the trading value of our common stock, if any, being lower than companies without similar issues.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

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Because directors and officers currently and for the foreseeable future will continue to control Principal Solar, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Principal Solar, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Principal Solar, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

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If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $9,900,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Purchase or Lease of Real Property for Energy Development $500,000
				Intellectual Property Licensing Fees $50,000
				Intellectual Property Development and Commercialization $100,000
				Corporate Marketing and Advertising $50,000
				Legal expenses related to business $50,000
				Payroll and Consulting Expenses $350,000
				Working capital $1,800,000

25.00%	$2,500,000.00	$100,000.00	$2,400,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Purchase or Lease of Real Property for Energy Development $1,000,000
				Intellectual Property Licensing Fees $50,000
				Intellectual Property Development and Commercialization $100,000
				Corporate Marketing and Advertising $100,000
				Legal expenses related to business $100,000
				Payroll and Consulting Expenses $450,000
				Working capital $3,100,000
50.00%	$5,000,000.00	$100,000.00	$4,900,000.00

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Purchase or Lease of Real Property for Energy Development $2,500,000
				Intellectual Property Licensing Fees $50,000
				Intellectual Property Development and Commercialization $100,000
				Corporate Marketing and Advertising $250,000
				Legal expenses related to business $200,000
				Payroll and Consulting Expenses $550,000
				Working capital $3,750,000
75.00%	$7,500,000.00	$100,000.00	$7,400,000.00

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Purchase or Lease of Real Property for Energy Development $3,000,000
				Intellectual Property Licensing Fees $50,000
				Intellectual Property Development and Commercialization $100,000
				Corporate Marketing and Advertising $250,000
				Legal expenses related to business $250,000
				Payroll and Consulting Expenses $600,000
				Working capital $5,650,000
100.00%	$10,000,000.00	$100,000.00	$9,900,000.00

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $(798,463) or ($0.067) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.10	$0.10	$0.10	$0.10

Historical net tangible book value per share as of December 31, 2019 (1) ($)	(.013)	(.013)	(.013)	(.013)

Increase in net tangible book value per share attributable to new investors in this offering (2)	.134	.093	.053	.013

Net tangible book value per share, after this offering ($)	.147	.106	.066	.026

Dilution per share to new investors ($)	-.047	$-.006	.034	.074

(1)	Based on net tangible book value as of December 31, 2019 of $(798,463) and 62,014,392 outstanding shares of Common stock as of June 23, 2020.

(2)	After deducting estimated offering expenses of $100,000.

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DISTRIBUTION

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This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company has no plans to merge with or acquire any company. The Company's may consider acquiring: real property or leases for property containing existing oil wells. If the Company undertakes to acquire additional real property or leases, it may have to raise additional funds in the next twelve months.

The Company intends to generate revenues by (1) fees charged to customers who wish to utilize the Company’s oil extraction technologies to remove hydrocarbons from existing oil wells, (2) the sale of hydrocarbons extracted from Company owned property, and (3) the sale of acquired oil leases after the company’s technology has been applied, thus increasing the value of the oil leases.

For the initial year of operation we intend on marketing our oil extraction technologies to owners/leaseholders of existing oil wells..

The Company expects to increase the number of employees at the corporate level.

Financial Statements for the periods prior to December 31, 2019.

The expenses since inception relate to the old business and are not in any way related to the new business operations going forward. Until PSWW has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products and the purchase/lease of land for oil extraction. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

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Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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PRINCIPAL SOLAR, INC.

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Glossary

BBL (Barrel) - unit of volume for crude oil and petroleum products. One barrel equals 42 US gallons or 35 UK (imperial) gallons, or approximately 159 liters or 9,702 cubic inches (5.6 cubic feet); 6.29 barrels equal one cubic meter and (on average); 7.33 barrels weigh one metric ton (1000 kilograms).

BOPB – Barrels of oil per day.

Energy Return on Investment (EROI) - is the ratio of the amount of usable energy (the energy) delivered from a particular energy resource to the amount of energy used to obtain that energy resource.

Marginal/Stripper Well – well that produces 10 barrels of oil or 60 Mcf (1,000 cubic feet) of natural gas per day or less.

Natural gas liquids (NGLs) - are hydrocarbons—in the same family of molecules as natural gas and crude oil, composed exclusively of carbon and hydrogen. Ethane, propane, butane, isobutane, and pentane are all NGLs.

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Business

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Summary

Principal Solar, Inc., also known as PSWW, is focused on becoming a premier oil extraction technology company.

Corporate History

Principal Solar, Inc. is the successor company to Kupper Parker Communications, Inc. (“KPCG”), having been created in March 2011 through a reverse merger undertaken pursuant to an Exchange Agreement dated as of March 15, 2011, between Principal Solar, Inc. (a Texas corporation, “Principal Solar Texas”) and KPCG. Upon completion of the transactions contemplated by the Exchange Agreement, as described in more detail below, KPCG’s name was changed to Principal Solar, Inc. The Company was originally incorporated under the laws of the State of New York on February 25, 1972, under the name Greenstone Ad Agency, Inc. and subsequently changed its name to Greenstone & Rabasca Advertising, Inc. On December 16, 1988, the Company changed its name to Greenstone Rabasca Roberts, Inc. In April 1991, the then stockholders of the Company approved a name change to Greenstone Roberts Advertising, Inc. In September 2000, KPCG completed a reverse merger with Greenstone Roberts Advertising, Inc. (which we refer to as "GRAI"), a publicly traded company based in Melville, New York that operated as a traditional advertising agency without offering additional "below the line" marketing communications services, such as public relations services, direct marketing and database marketing services, and sales promotion services. Under the terms of the merger agreement, KPCG management assumed management of the merged operations, and the resulting merged operations were renamed Kupper Parker Communications, Incorporated. In March 2011, the Company paid approximately $89,007 to Pegasus Funds LLC (“Pegasus”) and issued two shares of Series A Super Voting Preferred Stock (the “Series A Preferred Stock”) for finding a public shell company and for structuring the Principal Solar Exchange Agreement and as compensation for monies paid by Pegasus in connection with the renewal of the Company’s charter. The designation of the Series A Preferred Stock was never filed with the Secretary of State of New York and as such, the Series A Preferred Stock never became effective with New York. The Board of Directors approved the following rights and privileges for the Series A Preferred Stock:

The total number of Series A Preferred Stock was two (2) shares;

The Series A Preferred Stock was not entitled to receive any special dividends;

The Series A Preferred Stock ranked senior to all other preferred or common stock outstanding of the Company;

The Series A Preferred Stock had a par value of $1.00 per share;

Each share of Series A Preferred Stock was redeemable by the Company at any time for $110,000;

The Series A Preferred Stock had no liquidation preference; and

Each share of Series A Preferred Stock provided the holder thereof the right to vote a number of voting shares equal to the total number of shares of authorized common stock of the Company on any and all stockholder matters.

In March of 2011, KPCG management and Pegasus, as the holder of our Series A Preferred Stock, agreed to a 1 for 40 reverse split of the outstanding shares such that, each share of common stock then outstanding, par value $0.01 of the Company was exchanged for one-fortieth (0.025) of a share of common stock, which became effective with FINRA on May 25, 2011. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split, the Company rounded any resulting fractional shares up to the nearest whole share. As described above, no Series A Preferred Stock designation was ever filed with New York, and as such, the rights and privileges described above as approved by the Board of Directors in connection with the Series A Preferred Stock were never valid or effective and the Series A Preferred Stock never had any valid voting rights. Consequently, we face risks, including risks associated with the fact that the reverse split was not validly approved by our stockholders, as described in greater detail above under “Risk Factors” – “We believe that certain prior corporate actions undertaken by us pursuant to the purported authority and approval of our preferred stock holders, including our March 2011 reverse stock split, were completed without effective stockholder approval and in violation of state statutes.”

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Effective in October 2012, the Company redomiciled by way of the merger of the Company into its wholly-owned Delaware subsidiary, Principal Solar, Inc., into a Delaware corporation. In connection with the redomiciling, the Company increased its authorized common stock to 300,000,000 shares of common stock, $0.01 par value per share and authorized 100,000,000 shares of Class A Preferred Stock, par value $0.01 per share. Unless otherwise stated or the context would require otherwise, all share amounts disclosed throughout this Prospectus retroactively take into account the reverse split.

On July 20, 2018, the Company issued to Bayou Road Investments, Inc. (“Bayou Road”) 6,274,879 shares of its $.01 par value Common Stock representing approximately 51% of the post-issuance outstanding and reserved shares of the Company, thereby affecting a change of control. At the time of Bayou Road’s acquisition of shares of the Company, Bayou Road was wholly owned and controlled by PSWW’s Chief Executive Officer, K. Bryce Toussaint. The issuance of shares of the Company’s Common Stock was made in consideration of Bayou Road assuming all recorded liabilities of the company.

On January 3, 2020, the Company amended its articles of incorporation to increase the authorized amount of common shares from 15,000,000 to 1,000,000,000 common shares.

Overview

Exchange Agreement

Principal Solar Texas was incorporated in Texas in July 2010 (“Principal Solar Texas”). Effective as of March 7, 2011, the Company, Principal Solar Texas, the stockholders of Principal Solar Texas who included certain of our officers and directors, and Pegasus entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the stockholders of Principal Solar Texas exchanged all 10,430,734 shares of that company’s outstanding common stock for 10,430,734 newly issued shares of the Company, constituting approximately 82% of the Company’s post-exchange outstanding shares, when factoring in the Preferred Stock Exchange. Additionally, a required term and condition of the Exchange Agreement was the exchange by Pegasus of the two shares of Series A Preferred Stock which it held for 2,138,617 shares of the Company’s common stock (the “Preferred Stock Exchange”). Immediately subsequent to the consummation of the transactions contemplated by the Exchange Agreement, including, but not limited to the reverse stock split, the stockholders of the Company prior to the Exchange Agreement held 157,322 shares of our common stock, representing approximately 1.25% of our outstanding common stock at the time. Subsequent to the closing of the Exchange in April 2011, we merged Principal Solar Texas into the Company with the Company surviving the merger. The Company previously filed reports with the Securities and Exchange Commission pursuant to Section 13 and 15(d) of the Exchange Act of 1934, as amended; provided that in August 2016, the Company filed a Form 15 with the Securities and Exchange Commission which suspended the Company’s requirement to file such reports.

Tokata Distribution Agreement

On December 2, 2019, Bayou Road Investments, Inc. (“Bayou Road”), entered into a five year license agreement with Tokata Oil Recovery™, Inc. (“Licensor”) which granted Bayou Road the right to utilize the proprietary process of the Licensor (the “Tokata Process”) and utilize its apparatus for enhanced oil production.  The license agreement provides Bayou Road with the right to utilize the Tokata Process and to utilize the technology to provide services to third parties and for the Company to use for its own purposes. Pursuant to the terms of the Tokata Licensing Agreement, the Company received an exclusive license for the Tokata Process in the states of Oklahoma and Louisiana. Licensor receives as payment for the use of the Tokata Process a minimum of $50,000.00 annually, the cost of the licensed item plus 15% and 2,000,000 restricted shares of PSWW Common Stock.

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Securities Purchase Agreement

On December 27, 2019, Momentum NRG Group, LLC (“NRG”), a Texas limited liability company, which is wholly owned by PSWW’s Chief Executive Officer, K. Bryce Toussaint, purchased 6,274,879 shares of PSWW Common Stock from Bayou Road for a promissory note of $1,000,000.00. The promissory note’s principal and interest are payable to the Company and it accrues interest at 8% per annum. In addition, Bayou Road received a security interest in NRG’s 6,274,879 shares of PSWW Common Stock.

Share Exchange Agreement

On December 27, 2019, the Company consummated the acquisition of Bayou Road. Bayou Road was wholly owned by PSWW’s Chief Executive Officer, K. Bryce Toussaint. Pursuant to the terms of the Share Exchange Agreement, K. Bryce Toussaint received 1,000,000 shares of Series B Non-Convertible Preferred Company stock and the Company received all of the outstanding shares of Bayou Road. Bayou Road became a wholly owned subsidiary of the Company. The transaction resulted in $302,751 of Goodwill being recognized by the Company.

Convertible Promissory Notes

On April 15, 2020, the Company issued a convertible promissory note in the amount of $10,000.00, to GPL Ventures LLC (“GPL”). This promissory note is due on April 15, 2021, accrues interest at ten per cent annually and is convertible from time to time by GPL at the conversion price (“Conversion Price”) which shall be equal to the lesser of a) $0.01 or b) Fifty Percent (50%) (“Conversion Price Discount”) of the lowest trading price on the OTC Bulletin Board. In consideration of its issuance of such convertible promissory note, the Company received cash consideration.

On May 15, 2020, the Company issued a convertible promissory note in the amount of $377,633.00, to GPL. This promissory note is due on May 15, 2021, accrues interest at ten per cent annually and is convertible from time to time by GPL at the Conversion Price. In consideration of its issuance of such convertible promissory note, the Company received promissory notes totaling $377,633.00 previously issued by PSWW.

On July 10, 2020, the Company issued a convertible promissory note in the amount of $3,500.00, to GPL. This promissory note is due on July 10, 2021, accrues interest at ten per cent annually and is convertible from time to time by GPL at the Conversion Price. In consideration of its issuance of such convertible promissory note, the Company received cash consideration.

OIL RECOVERY SYSTEM

The Tokata oil recovery process has been successfully utilized by the Licensor for several years. The Licensor has received patent protection of its Tokata Process technology in the United States.  Our recovery platform is a new and innovative oil recovery production system for marginal/stripper wells. Our turnkey, fully integrated, portable oil recovery platform can be deployed quickly and economically to recover oil from previously producing oil wells with known reserves. The Tokata Oil Recovery System® does not pull up measurable amounts of water, therefore, costly oil/water separation is not necessary nor is there a need for expensive on-site remediation for hydrocarbon-laced water.

Utilizing our inexpensive Tokata Process Technology, set-up costs and production “lifting” costs are substantially lower, thereby dramatically reducing the oil producer’s costs. In addition, the recovered crude has no statistically significant water contamination, eliminating the need for separation before refining. The common denominator among all previously developed oil recovery techniques is the considerable capital required to tap each well, substantial lifting costs and considerable cost of separating water from the crude, not to mention the additional insurance required based on the environmental pollution exposure involved in the several processes. When compared to our competition, the Tokata Process achieves results with a fundamentally higher Energy Return On Investment (EROI).

Our method of pumping tertiary oil is “The Greenest of Green Technology” because we utilize: a) minimal energy requirements per barrel (bbl) of lifted crude, with up to 95% less energy cost; and b) our solar expertise to determine if any wellhead locations are suitable to use solar energy to power the oil pump.

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Unique to the marginal/stripper well industry is the Tokata Process’ nominal unit costs, which together with commensurate low deployment, maintenance and lifting costs result in an above-industry-average EROI.

Any oilfield that can be classified as a stripper or marginal producing field (less than 10 BOPB) is a potential candidate for the TORS™ system. The referenced cost savings can be achieved in almost any stripper field. TORS™ proprietary technology is naturally hydrophobic. TORS™ draws oil to the wellbore and leaves water behind. Whether the oilfield was a water heavy producer, or water driven field, or if it was primarily pressure driven recovery with little or no water production is of no consequence to the TORS™ system. Since TORS™ is not a pressure driven artificial lift mechanism, the Tokata system does not pull the water from the strata below up into the oil bearing strata. The Tokata system produces the oil in the oil bearing strata, leaving the water in situ.

Our initial target customer is one with several smaller marginal or “stripper “oil wells that have experienced reduced oil production.  The Interstate Oil and Gas Compact Commission (IOGCC) defines a marginal or stripper well as a well that the produces 10 barrels of oil or 60 Mcf (1,000 cubic feet) of natural gas per day or less. Generally, these wells started their productive life producing much greater volumes using natural pressure. Over time, the natural pressure decreases and oil production drops. That is not to say that the oil reservoirs, which feed the wells, are necessarily depleted. We also intend to target newer wells that were drilled in the last 10 years that have experienced declined production.

The Tokata Oil Recovery System (TORS™) is not a pressure driven system. The natural pressure in an oil field declines over time which is the reason for declining production curves. The higher the initial pressure the steeper the declining curve. The TORS™ system is perfect for oil fields that have reached the marginal production/stripper stage of their lives. The TORS™ system’s proprietary technology is not based upon or affected by the historical pressure or production profile of the subject oilfield. Tokata calibrates each well using the Tokata Oil Recovery System™ to find a sustainable production level.

Any oilfield that can be classified as a stripper or marginal producing field (less than 10 BOPB) is a potential candidate for the TORS™ system. The referenced cost savings can be achieved in almost any stripper field. TORS™ proprietary technology is naturally hydrophobic. TORS™ draws oil to the wellbore and leaves water behind. Whether the oilfield was a water heavy producer, or water driven field, or if it was primarily pressure driven recovery with little or no water production is of no consequence to the TORS™ system. Since TORS™ is not a pressure driven artificial lift mechanism, the Tokata system does not pull the water from the strata below up into the oil bearing strata. The Tokata system produces the oil in the oil bearing strata, leaving the water in situ.

The Tokata Oil Extraction Technology has been successfully utilized on eleven wells. In Hominy, OK, Tokata tested and operated a TORS™ unit system on one well from approximately 2002 through 2005. Tokata established that a TORS™ unit system in a water flood field measured against six other artificial lift wells increased the test well production over nine months until it produced fifty percent (50%) more than any of the other wells pumped by jack pumps. In some instances, the test well produced as many as 17 barrels a day of oil daily.

In Eastland County, Texas, Tokata has tested and operated a TORS™ unit system on one well from approximately 2006 to 2007. Tokata found that the TORS™ well produced up to eight barrels a day in a chalk geological formation.

In 2008, in Coweta, OK, Tokata tested and operated a TORS™ unit system on one well where it determined that the TORS™ system could achieve commercial production (greater than 3 barrels per day) and produce at a new depth of 1700 feet. Tokata also established that the TORS™ unit system could work in a limited, older infrastructure to safely produce oil. It was noted that a TORS™ unit system could potentially work in approximately 200,000 “stripper” wells in the United States that have been produced with both primary and tertiary production in the United States.

In another location in Coweta, OK, a TORS™ unit system was tested and operated on five wells. Tokata found that the TORS™ system does marginally well (averaging 1 to 3 barrels of oil per day) in a limestone formation. The testing in the limestone formation occurred from 2010 to 2012.

In Glenpool, OK, a TORS™ unit system was tested and operated on two wells. Tokata found that by adjusting varied fluid levels from a high water flood field, and by inserting the TORS™ system closer to the original perforations, Tokata could reach above average results (greater than 3 barrels per day) quickly. This testing occurred from 2012 to 2014.

At the Kelly 1 oil lease, in Chelsea OK, Tokata has operated a TORS™ unit system from 2016 to the present. This is a small field with no other artificial lift mechanisms anywhere on the lease.

In the future, we may purchase or lease oil/gas producing real property.

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KEY FEATURES & BENEFITS OF THE TOKATA PROCESS

Ease of Setup

Two day total set-up and within one hour of turning on the pump, oil is being produced.

State of the Art Hardware and Developing Technologies
The pump has produced oil without water in the field and may be tethered with existing technologies for remote monitoring, including daily production and environmental impact monitoring.

Low Cost, Off-the-Shelf Hardware
Most “wear” pieces of the Tokata Process can be purchased off-the-shelf at local hardware and farm supply stores.

Green Production
The Tokata Process needs no water separation or water disposal methods at the surface. The pump does not utilize high-pressure oil column movement so there is no risk of a large oil spill at the surface. The oil at the surface is not pressurized. The pump utilizes a fraction of the electricity of jack pump motors, resulting in a lower CO2 footprint.

Regulation

Exploration and production operations are subject to various types of regulation at the federal, state and local levels. This regulation includes requiring permits to drill wells, maintaining bonding requirements to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, and the plugging and abandoning of wells. Our operations will be subject to various conservation laws and regulations.

Typically oil enhancements such as hydraulic fracturing operations have historically been overseen by state regulators as part of their oil and gas regulatory programs; however, the Environmental Protection Agency (EPA) has asserted federal regulatory authority over certain hydraulic fracturing activities involving diesel under the Safe Drinking Water Act and has released permitting guidance for hydraulic fracturing activities that use diesel in fracturing fluids in those states where the EPA is the permitting authority. As a result, we may be subject to additional permitting requirements for our operations.  These permitting requirements and restrictions could result in delays in operations at well sites as well as increased costs to make wells productive. In addition, legislation introduced in Congress would provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and require the public disclosure of certain information regarding the chemical makeup of hydraulic fracturing fluids.

On August 16, 2012, the EPA published final rules that establish new air emission control requirements for natural gas and NGL production, processing and transportation activities, including New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds, and National Emission Standards for Hazardous Air Pollutants (NESHAPS) to address hazardous air pollutants frequently associated with gas production and processing activities. Among other things, these final rules require the reduction of volatile organic compound emissions from natural gas wells through the use of reduced emission completions or "green completions" on all hydraulically fractured wells constructed or refractured after January 1, 2015. In addition, gas wells are required to use completion combustion device equipment (i.e., flaring) by October 15, 2012 if emissions cannot be directed to a gathering line. Further, the final rules under NESHAPS include maximum achievable control technology (MACT) standards for "small" glycol dehydrators that are located at major sources of hazardous air pollutants and modifications to the leak detection standards for valves. We are currently reviewing this new rule and assessing its potential impacts. Compliance with these requirements, especially the imposition of these green completion requirements, may require modifications to certain of our operations, including the installation of new equipment to control emissions at the well site that could result in significant costs, including increased capital expenditures and operating costs, and could adversely impact our business.

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In addition to these federal legislative and regulatory proposals, some states in which we may operate, such as Pennsylvania, West Virginia, Texas, Kansas, Louisiana and Montana, and certain local governments have adopted, and others are considering adopting, regulations that could restrict hydraulic fracturing in certain circumstances, including requirements regarding chemical disclosure, casing and cementing of wells, withdrawal of water for use in high-volume hydraulic fracturing of horizontal wells, baseline testing of nearby water wells, and restrictions on the type of additives that may be used in hydraulic fracturing operations.

OSHA and Other Laws and Regulations. We are subject to the requirements of the federal Occupational Safety and Health Act (OSHA), and comparable state laws. The OSHA hazard communication standard, the EPA community right-to-know regulations under the Title III of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and similar state laws require that we organize and/or disclose information about hazardous materials used or produced in our operations. Also, pursuant to OSHA, the Occupational Safety and Health Administration has established a variety of standards related to workplace exposure to hazardous substances and employee health and safety.

Oil Pollution Act. The Federal Oil Pollution Act of 1990 (OPA) and resulting regulations impose a variety of obligations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills in waters of the United States. The term "waters of the United States" has been broadly defined to include inland water bodies, including wetlands and intermittent streams. The OPA assigns joint and several strict liability to each responsible party for oil removal costs and a variety of public and private damages. We believe that we substantially comply with the Oil Pollution Act and related federal regulations.

Clean Water Act. The Federal Water Pollution Control Act (Clean Water Act) and resulting regulations, which are primarily implemented through a system of permits, also govern the discharge of certain contaminants into waters of the United States. Sanctions for failure to comply strictly with the Clean Water Act are generally resolved by payment of fines and correction of any identified deficiencies. However, regulatory agencies could require us to cease construction or operation of certain facilities or to cease hauling wastewaters to facilities owned by others that are the source of water discharges. We believe that we substantially comply with the Clean Water Act and related federal and state regulations.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 100 Crescent Court, Suite 700, Dallas, Texas 75201. We are working to secure other facilities.

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Employees

As of March 31, 2020, we had two full-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. Neither employee is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2020:

Name and Principal Position	Age	Term of Office	Approximate hours per week
K. Bryce (“Rick”) Toussaint, Chief Executive Officer, Interim Chief Financial Officer and Director	48	January 2019 to January 2022	50
Anthony Lerner, Chief Operating Officer and Director	57	January 2020 to present	40

K. Bryce Toussaint – CEO, Interim Chief Financial Officer and Director

Mr. Toussaint is a highly accomplished, result-driven Entrepreneur with more than 20 years of business experience, including extensive work in providing merger and acquisition consulting, raising capital (equity and debt), project and corporate finance, private equity due diligence and accounting systems integration, with an emphasis in the Energy, Manufacturing, Nutraceutical and Technology industries. Mr. Toussaint is well versed on Securities Exchange Commission (SEC) rules and regulations as well as Generally Accepted Accounting Principles (GAAP) promulgated by the Financial Accounting Stands Board. This expertise stems from his completion of numerous audits for publicly and privately held companies, as well as the invaluable knowledge of SEC rules and regulations he gained as both the CEO and CFO of public companies. In addition, Mr. Toussaint has demonstrated the ability to streamline business operations that drive growth and increase efficiency and bottom-line profits. Mr. Toussaint has strong qualifications in developing and implementing financial controls and processes in addition to productivity improvements and change management.

Mr. Toussaint currently serves as the Chief Executive Officer (CEO) and Interim Chief Financial Officer (CFO) of Principal Solar, Inc. He has held these positions since January of 2019. Mr. Toussaint formally served as CEO and member of the Board of Directors of NASDAQ listed Myos Rens Technology Inc. from December 2015 until 2016.

Mr. Toussaint built the foundation of his career at KPMG LLP, where he served both foreign and domestic registrants with reporting, mergers and acquisitions consulting and other capital market engagements from August 1996 to June 2000. In between, he also built a successful consulting practice assisting businesses of various sizes with process improvement and compliance initiatives, developing their management teams, accounting and reporting structure, providing strategic and operational expertise, and raising equity and debt financing, generally serving in an interim management capacity.

Mr. Toussaint has worked in more than seven countries including the United Kingdom, Spain, France, and throughout Latin America. He is bilingual in English and Spanish. Mr. Toussaint obtained both his Bachelor of Science in Accounting and his Master of Business Administration degrees from Louisiana State University in Baton Rouge, Louisiana. Mr. Toussaint is also certified as a CPA in the State of Texas.

Anthony Lerner, Chief Operating Officer and Director

Mr. Lerner is a highly skilled executive with decades of experience in the oil/natural gas industry. Mr. Lerner has advised clients on oil transactions and commodity oriented financing as a Managing Director, Commodities of Hamershlag, Sulzberger, Borg, Inc. As a Senior Vice President at OTC Global Holdings, the world’s largest independent commodity broker, Mr. Lerner was in charge of developing long term strategy, business development, and raising funds for several emerging market energy hedge funds. Mr. Lerner was honored as Energy Broker of the Year (2016-2017) while working at OTC Global.

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Mr. Lerner has provided leadership to manage and grow several companies spanning from startups to well established organizations desiring to grow and enhance their performance in the Energy sector. His experience includes commodity analysis and trading and managing high performing energy portfolios. In addition to business development channels to increase top line revenues, Mr. Lerner has also implemented operational controls and risk management strategies to drive bottom line profitability.

Mr. Lerner currently serves as a management consultant for a diverse array of clients including, hedge funds, asset managers, professional services companies, banks and oil and gas companies. Providing expert guidance on CTRM/ETRM systems, oil/natural gas trading, energy derivatives, risk management, and energy market fundamentals.

Mr. Lerner has extensive international business experience and is a published author of 16 articles in the commodities analysis sector. He received a double bachelor’s degree in Geology and Physics from Dartmouth College.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Toussaint has entered into an employment agreement with the Company for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business.

Mr. Lerner has entered into an employment agreement for a term of two years. Mr. Lerner commenced his position as Chief Operating Officer and member of the Board of Directors on January 1, 2020. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2019:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

K. Bryce Toussaint, CEO, Interim CFO and Director	$80,000			$80,000

Total	$80,000			$80,000

On March 16, 2020, the Company issued 20,000,000 restricted shares of the Company to K. Bryce Toussaint for past services through March 16, 2020.

On March 16, 2020, the Company issued 20,000,000 restricted shares of the Company to Anthony Lerner for past corporate consulting and advisory services to the Company through March 16, 2020.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Series B Non-Convertible Preferred Stock Issuances to Directors

During the year ended December 31, 2019, the Company issued the following shares of Series B Non-Convertible Preferred Stock to related parties:

On December 27, 2019, the Company consummated the acquisition of Bayou Road. Bayou Road was wholly owned by PSWW’s Chief Executive Officer, K. Bryce Toussaint. Pursuant to the terms of the Share Exchange Agreement, K. Bryce Toussaint received 1,000,000 shares of Series B Non-Convertible Preferred Company stock and the Company received all of the outstanding shares of Bayou Road. Bayou Road became a wholly owned subsidiary of the Company. The transaction resulted in $302,751 of Goodwill being recognized by the Company.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of two years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

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Legal/Disciplinary History

None of Principal Solar, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Principal Solar, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Principal Solar, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Principal Solar, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 31, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 62,014,392shares of common stock deemed to be outstanding as of June 23, 2020.

Name and Address	Preferred Stock Series A	Preferred Stock Series B	Common Stock		Percentage of Common Stock Outstanding on March 31, 2020 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
K. Bryce Toussaint (3)		1,000,000	20,000,000	(4)	32.2	12.3
Momentum NRG Group LLC (3)			6,274,879		10.1	3.9
Anthony Lerner			20,000,000	(5)	32.2	12.3
Total		1,000,000	46,274,879		74.5	28.5

(1) Based on a total of 62,014,392 shares of Common Stock outstanding as of June 23, 2020.

(2) Assumes all shares offered are sold.

(3) K. Bryce Toussaint owns 100% of the membership interests of Momentum NRG Group LLC. Mr. Toussaint owns and controls 26,274,879 shares and 42.3% of the outstanding common stock shares of PSWW.

(4) On March 16, 2020, the Company issued 20,000,000 restricted shares of the Company to K. Bryce Toussaint for past services through March 16, 2020.

(5) On March 16, 2020, the Company issued 20,000,000 restricted shares of the Company to Anthony Lerner for past corporate consulting and advisory services to the Company through March 16, 2020.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of March 31, 2020
Preferred Stock, Series A	0.01	500,000	0
Preferred Stock, Series B	0.01	1,000,000	1,000,000
Common Stock	0.01	1,000,000,000	62,014,392

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 2,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

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(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences. Rights And Limitations

Of Series A Preferred Stock

Designation and Number of Shares. 500,000 shares of Series A Preferred Stock have been authorized with a $0.01 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There are no Series A Preferred Stock Outstanding.

Dividends. Holders of Series A Preferred Stock shall be entitled to a semiannual interest payment equal to Eight Percent (8%) per annum of the amount invested from the date of issuance. Such dividend payment will be made on or before July 15th and on or before January 15th of each calendar year, on each outstanding share of Series A Preferred.

(a) Such dividends may be paid, at the sole election of the Holder, either in (i) cash, (ii) shares of Common Stock, (iii) shares of any other equity securities of the Company, or (iv) any combination of the foregoing, provided that funds and/or equity securities are legally available to pay such dividends. If the Holder elects and the Company is to pay dividends in shares of Common Stock, Preferred Stock, and/or any other equity securities of the Company (“PIK Dividends”), such dividends shall be paid in full shares only, with any shares to be rounded up to a full share for any fractional share to be paid.

(b) No dividend payment shall be made on or with respect to any shares of Junior Stock (hereinafter defined) unless, prior thereto, all unpaid dividends on any shares of Series A Preferred Stock shall have been paid on all then outstanding shares of Series A Preferred Stock.

44

(c) Dividends on Series A Preferred shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the original issue date on a simple interest basis.

Stated Value. Each share of Series A Preferred shall have a stated value of $2.00.

Redemption. The company will redeem each share of Series A Preferred Stock on or before the third anniversary from the date of its issuance. The redemption shall include any accrued and unpaid dividends.

Priority Rights. The Series A Preferred Stock shall rank, as to payment of dividends, rights to distribution of assets upon liquidation, dissolution rights and/or winding up rights of the Company and such other items as may arise from time to time: senior to the shares of (a) common stock, par value $0.01 per share, of the Company, and (b) any other class or series of capital stock issued by the Company which by its terms does not expressly rank senior to or on a parity with the Series A Preferred Stock ( the “Junior Stock”).

Designations, Preferences, Rights And Limitations

Of Series B Preferred Stock

Designation And Number Of Shares. 1,000,000 shares of Series B Non-Convertible Preferred Stock par value $0.001 per share, are authorized (the “Series B Non-Convertible Preferred Stock” or “Series B Non-Convertible Preferred Shares “).

Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends.

Stated Value. Each share of Series B Non-Convertible Preferred shall have a stated value of $1.00.

Conversion or Redemption The shares of Series B Non-Convertible Preferred shall have NO conversion rights into Common Stock.

Liquidation Rights. In the event of any voluntary or involuntary liquidation. dissolution, or winding up of the Corporation the holders of shares of the Series B Non-Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

Priority Rights. The Series B Non-Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation and any other class or series of stock of the Corporation which by its terns shall rank junior to the Series B Non-Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series B Non-Convertible Preferred Stock.

45

Restriction on Changes. So long as any shares of Series B Non-Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by the Delaware General Corporation Law) of the Holders of at least a majority of the then outstanding shares of Series B Non-Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series B Non-Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Non-Convertible Preferred Stock; (c) create any new class or series of capital stock having a preference over the Series B Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, '"Senior Securities; (d) create any new class, or series of capital stock ranking pari passu with the Series B Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined ''Pari Passu Securities"); (e) increase the authorized number of shares of Series B Non-Convertible Preferred Stock; (f) issue any shares of Series B Non-Convertible Preferred Stock; (g) issue any additional shares senior to the Series B Non-Convertible Preferred Stock; or (h) or declare or pay any cash dividend or distribution on any shares junior to the Series B Non-Convertible Preferred Stock.

If holders of at least a majority of the then outstanding shares of Series B Non-Convertible Preferred Stock agree to allow the Corporation to alter or change rights. preferences or privileges of the shares of Series B Non-Convertible Preferred Stock then the Corporation shall deliver notice of such approved change to the holders of the Series B Non-Convertible Preferred Stock that did not agree to such alteration or change.

So long as any shares of Series B Non-Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series B Non-Convertible Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series B Non-Convertible Preferred Stock, as to changes affecting the Series B Non-Convertible Preferred Stock.

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization. recapitalization. transfer of assets. consolidation. merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all these provisions and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Non-Convertible Preferred Stock against impairment.

Reorganization. If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation. (ii) the sale of all or substantially all of the Corporation's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Corporation in which in excess of 50 percent of the Corporation's voting power is transferred (each a "Reorganization") then as a part of such Reorganization, provision shall be made so that the holders of the Series B Non-Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

Voting Rights. Except as otherwise required by law or by the Corporation’s Articles of Incorporation, the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shalt represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

46

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Principal Solar, Inc. (“Principal Solar, Inc.,” “We,” or the “Company”) is offering up to $10,000,000 total of Securities, consisting of Common Stock, $0.01 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is National Securities Administrators Ltd., 777 Hornby St, Suite 702, Vancouver, British Columbia, Canada, Phone: (604) 559-8880. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

47

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

48

INDEX TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2019 and 2018

F-1

PRINCIPAL SOLAR, INC.

BALANCE SHEETS

(Unaudited)

	As of December 31
	2019	2018
ASSETS
CURRENT ASSETS
Cash and equivalents	$302,751	$–
Equity investment	544,000	544,000
Note receivable - Related Party	1,000,000	–
Total current assets	–	544,000

TOTAL ASSETS	$1,846,751	$544,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$578,311	$4,700
Mediation settlement	215,062	215,062
Note payable and accrued interest	545,251	–
Liabilities arising from reverse merger	1,003,839	1,003,839
Total current liabilities	2,342,463	1,223,601

Total liabilities	2,342,4631	1,223,601

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Preferred stock: $0.01 par value; 2,000,000 shares authorized; 500,000 designated as Series A and 0 shares outstanding at December 31, 2019 and December 31, 2018	–	–
Preferred stock: $.01 par value; 2,000,000 shares authorized; designated as Series B And 1,000,000 and 0 shares outstanding at December 31, 2019 and December 2018	10,000,000	–
Common stock: $0.01 par value, 15,000,000 shares authorized, 11,839,137 and 11,839,137 shares issued and outstanding at December 31, 2019 and December 31, 2018	55,643	55,643
Additional paid-in capital	13,311,476	12,411,476
Accumulated deficit	(13,872,831)	(13,146,720)
Total equity	(495,712)	(679,601)
TOTAL LIABILITIES AND EQUITY	$1,846,751	$544,000

F-2

PRINCIPAL SOLAR, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Year Ended December 31,
	2019	2018
REVENUES
Power generation	$–	$–
Total revenues	–	–
OPERATING EXPENSES
Direct operating costs	–	–
Total operating costs	–	–
Gross Profit (loss)	–	–

General and administrative expenses	(725,867)	24,158
Impairment of assets	–	–
Total operating expenses	725,867	24,158
OPERATING INCOME (LOSS)	(725,867)	(24,158)

OTHER EXPENSES (INCOME)
Interest (income)/expense	244	(66,244)
Other (income)/expense	–	–
Gain (loss) on settlement	–	306,104
Total other expenses	244	181,177

NET INCOME (LOSS)	$(726,111)	$(205,335)
Net income (loss) per share attributable to common stockholders, basic and diluted	$(.06)	$(0.02)

Weighted average shares outstanding, basis and diluted	11,839,137	8,418,584

F-3

PRINCIPAL SOLAR, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(726,111)	$(205,335)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Changes in operating assets and liabilities:

Prepaid assets
Notes Receivables	–	255,946
Accounts payable	483,611	–
Compensation / commission payable	(302,751)	–
Interest payable		–
Accrued expenses and other liabilities	545,251	215,063
Net cash provided (used) by operating activities	–	265,674

CASH FLOWS FROM INVESTING ACTIVITIES:	–
Sale and assignment of assets	–	127,345
Net cash provided (used) by investing activities	–	127,345

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Related Party Note	–	(180,946)
Net cash provided (used) by financing activities	–	(180,946)

Net (decrease) increase in cash and cash equivalents	–	(42,617)
Cash and cash equivalents at beginning of year	–	42,617
Cash and cash equivalents at end of year	$–	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Interest paid	$–	$–

F-4

PRINCIPAL SOLAR, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period from

January 1, 2017 through December 31, 2019

UNAUDITED

	Preferred Stock		Common Stock		Additional
	Number of		Number of		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2017	–	$–	5,564,258	$55,643	$11,219,249	$(13,004,135)	$(1,729,244)

Common Stock Issued	–	–	6,274,879	62,749	1,192,227	–	1,254,976

Net Income (Loss)	–	–	–	–	–	(205,335)	(205,335)

Balance December 31, 2018	–	$–	11,839,137	$118,392	$12,411,476	$(13,209,469)	$(679,601)

Preferred stock issued (Class B) @ $1.00	1,000,000	10,000	–	–	900,000	–	900,000

Net Income/(Loss)	–	–	–	–	–	(726,111)	(726,111)

Balance December 31, 2019	1,000,000	$10,000	11,839,137	$118,392	$13,311,476	$(13,935,580)	$(495,712)

F-5

Premier Solar, Inc.

Notes to Financial Statements

NOTE 1 – THE COMPANY

Principal Solar, Inc. (“PSI”, the “Company”, “our”, “us”, or “we”) was incorporated on July 8, 2010, under the laws of the State of Texas and became a New York corporation upon consummation of a reverse merger. On March 7, 2011, the Company was acquired by Kupper Parker Communications, Inc. (“KPCG”), then a public shell company, in a reverse merger transaction whereby KPCG merged with and into PSI, with KPCG remaining as the surviving corporation and PSI becoming a wholly owned subsidiary of KPCG. In connection with the merger, the Company changed its corporate name from “Kupper Parker Communications, Inc.” to “Principal Solar, Inc.”. In accordance with the terms of this transaction, the shareholders of PSI exchanged all of their shares of PSI's $.01 par value common stock ("Common Stock") for shares of KPCG common stock that, immediately following the transaction, represented approximately 82 percent of the issued and outstanding Common Stock of the Company.

In October 2012, the Company was re-domiciled in Delaware. The Company was authorized to issue 300,000,000 shares of Common Stock with a par value of $.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share ("Preferred Stock"). In April 2016, the Company amended its Certificate of Incorporation reducing authorized shares to 15,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. Par value of $.01 per share remained unchanged.

PSI is traded on the OTCPink ® market under the symbol "PSWW", but trading activity has waned since mid-2016.

Business

Historically, our business plan has been to acquire, build, own, and operate profitable, large-scale solar generation facilities (collectively, "solar development"). The Company has failed to secure sufficient project financing to build large-scale solar generation facilities as planned and is not considering any new large utility- scale solar projects at this time.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the periods presented have been reflected herein.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2018, the Company has an accumulated deficit of approximately $13.0 million, and the Company has had negative cash flows from operations since inception. Further, the Company is not considering any new large utility-scale solar projects at this time. Its ability to continue as a going concern is dependent upon the ability of the Company to collect its amounts receivable in order to meet its obligations, pay its liabilities arising from normal business operations when they come due, and potentially develop and execute upon a new business strategy. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

Income Taxes

In November 2015, the FASB issued ASU No. 2015-17, "Income Taxes (Topic 7400) - Balance Sheet Classification of Deferred Taxes". ASU 2015-17 requires deferred tax assets to be presented separately from deferred tax liabilities, and further requires that each be presented as non-current in a classified Balance Sheet. The standard is effective for annual periods beginning after December 15, 2016. We do not expect the adoption of this standard to have a material impact on our financial position.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. We believe the carrying values of our current assets and current liabilities approximate their fair values, and the carrying value of our notes payable approximate their estimated fair value for debts with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings.

All related party transactions are evaluated by our officers and/or Board of Directors who take into account various factors, including their fiduciary duty to the Company; the relationships of the related parties to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; and the terms the Company could receive from an unrelated third party. Despite this review, related party transactions may not be recorded at fair value.

Use of Estimates

The preparation of our financial statements in accordance with GAAP requires us to, on an ongoing basis, make significant estimates and judgments that affect the reported values of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions we believe are reasonable under the circumstances, the results of which form the basis for our conclusions. Actual results may differ from these estimates under different assumptions or conditions. Such differences could have a material impact on our future financial position, results of operations, and cash flows.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents. Our deposits are maintained primarily in two financial institutions and, at times, may exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

F-7

Equity Transaction Fair Values

The estimated fair value of our Common Stock issued in share-based payments is measured by the more relevant of (1) the prices received in private placement sales of our stock or (2) the Company's publicly quoted market price. We estimate the fair value of simple warrants and stock options when issued or, in the case of issuances to non-employees, when vested, using the Black-Scholes option-pricing ("Black-Scholes") model that requires the input of subjective assumptions. When valuing more complex warrants, options, or other derivative equity instruments, we use a binomial lattice-based option pricing model or Monte Carlo option pricing model, whichever management deems more appropriate under the circumstances. Recognition in stockholders’ equity and expense of the fair value of stock options awarded to employees is on the straight-line basis over the requisite service period. Subsequent changes in fair value are not recognized.

Net Loss per Share

Basic net income or loss per share is computed by dividing the net income or loss for the period by the weighted average number of shares of Common Stock outstanding for the period. Diluted income per share reflects the potential dilution of derivative securities by including other potential issuances of Common Stock including shares to be issued upon exercise of options and warrants and upon conversion of convertible debt. Potentially dilutive shares are not included in the event of a loss as the effect of doing so would be anti-dilutive. As of December 31, 2019, options to purchase 475,005 shares, and warrants to purchase 550,434 shares of our Common Stock have been excluded from the calculation of diluted loss per share, as their effect would have been anti-dilutive.

NOTE 3 - LIABILITIES ARISING FROM REVERSE MERGER

Liabilities arising from the reverse merger represent long term real estate leases which had been abandoned, general unsecured liabilities, commercial liens, and tax liens filed with various states all associated with the Company’s pre-reverse merger operations, which were unknowingly assumed in the March 2011 reverse merger transaction. The statute of limitations for most of such liabilities is five years and for most liens is ten years, subject to renewal at the lien holders’ option, depending upon the jurisdiction. Although the liens accrue interest at between 8% and 12% per year, the Company has ceased accruing interest as it believes the liability recorded to date is adequate to cover the ultimate claims that may, one day, be presented. Liabilities not associated with a lien have been accrued based upon management’s estimation of the amount to be paid. Liabilities associated with a lien have been accrued at face value. Management believes all such liabilities have been indemnified by Pegasus Funds, LLC (and/or its affiliates or related parties, "Pegasus") to which (including its assigns) the Company issued 534,654 shares of its common stock as part of the reverse merger transaction. However, as the Company is obligor, the Company has recorded the liability. To date, only one lien holder has approached the Company concerning payment. Such lien holder is pursuing the former management of the Company first through litigation. To the extent such lien holder recovers the liability from the former management, the lien against the Company will be reduced.

NOTE 4 - NOTES PAYABLE

Arowana Note

On August 20, 2015, the Company issued a promissory note and security agreement to Arowana in the original principal amount of $1.6 Million. The note matured on December 31, 2016 and had simple interest at the rate of 6% per annum (the "Arowana Note").

F-8

On March 2, 2017, the Company issued to Arowana a promissory note in the amount of $208 thousand to replace the earlier note. The replacement note bore interest at a rate of 10% per annum and is unsecured. The replacement note was payable in installments of $5,000 per month, beginning on the effective date of the note and each month thereafter with a balloon payment of $183 thousand due on September 30, 2017. The Company missed the final payment and the note went into default. In default, the interest rate increased to 12% per annum calculated retroactively to the original date of the note.

On December 7, 2018, the District Court of Dallas County Texas issued a judgment against the Company in the amount of $215 thousand to include unpaid principal, pre-judgment interest, plaintiff’s attorney fees, and court expenses. The court also ordered the Company to pay plaintiff's stated attorney fees in punitive amounts in the event of an appeal, which is not anticipated at this time. As of December 31, 2019, the judgment has not been amount was paid in full. The Company has attempted to contact the judgment holder but the attorney representing the judgment holder no longer represents such holder and the judgment holder has not been responsive. No collection efforts have been made on the judgment.

Effective November 25, 2015, the Company issued a promissory note to Arowana incurred in further development of a solar project, Principal Sunrise V (aka IS42). The original principal amount of the note was $269,688, it bore interest at a rate of 12% per annum, and it matured on December 31, 2016. The note was paid in full, with interest, on January 4, 2017.

NOTE 5 - COMMISSIONS PAYABLE

Vis Solis, Inc.

In November 2014, the Company entered into a services agreement (the “Services Agreement”) with Vis Solis, Inc. ("VIS"), the minority interest holder of our former Powerhouse One subsidiary, wherein VIS would refer to the Company "economically viable solar generation projects" for acquisition; identify and source engineering procurement and construction firms; identify and source operations and maintenance contractors; among other things necessary to build, own, and operate solar projects. In exchange for its services, VIS would be compensated from the construction and permanent financing arranged by the Company based upon the installed kilowatts of each project the Company accepted, took under contract, and put into commercial operation. Any compensation owing to VIS from the Company under the Services Agreement would be due either at the project’s "Financial Close" or its commercial operations date ("COD").

In August 2015, the Company assigned its contractual rights to develop, finance, and put into commercial operation its project Principal Sunrise IV to Carolina Energy Partners II, LLC (“CEP”) as the Company had been unable to arrange either construction or permanent financing for this project.

In January 2016, the Company and VIS mediated the matter and reached a settlement wherein the Company will pay VIS $900 thousand to settle all matters between the parties and terminate the original agreement. During the first quarter of 2017, the Company paid this amount in full, with funds from the COD of Principal Sunrise I.

NOTE 6 – INVESTMENT

Investment in FOX Commodities

In December 2016, the Company made its first of a series of investments in FOX Commodities, LLC (“FOX”) a privately-owned startup company using dissolved air floatation technology to clean wastewater streams. Though initially focusing on wastewater in the poultry/meat processing industries, FOX’s products and services have broad application across a wide array of industries and municipalities. FOX was led by Michael Gorton, the former executive officer of Principal Solar, Inc.

F-9

Reaching a total investment by the Company of $2.1 million in June 2017, differences among management as to FOX's strategy and focus developed and the Company sought to liquidate its investment. In December 2017, a tentative agreement was reached whereby the Company would recoup $417 thousand of its original investment and all parties would sever the relationship. As a result, the Company recorded an impairment charge of approximately $1.6 million at December 31, 2017, reducing its reported investment amount to $417 thousand. Final documents reflecting the settlement were signed on February 12, 2018, and the Company received the settlement amount on February 14, 2018.

Acquisition by Bayou Road Investments, Inc.

On July 20, 2018, the Company issued to Bayou Road Investments, Inc. (“BRI”) 6,274,879 shares of its $.01 par value Common Stock representing approximately 51% of the post-issuance outstanding and reserved shares of the Company, thereby affecting a change of control. The issuance of shares of the Company’s Common Stock was made in consideration of BRI assuming all recorded liabilities of the company.

Investment in Water Environmental Technology

In January 2018, the Company made its first of a series of investments in Water Environmental Technology, LLC (“WET”) a privately-owned startup company using dissolved air floatation technology to clean wastewater streams. Though initially focusing on wastewater in the oil and gas and the poultry/meat processing industries, WET’s products and services have broad application across a wide array of industries and municipalities. WET is led by Michael Gorton and Matthew Thompson, Ph.D, both of whom are former executive officers of Principal Solar, Inc. At December 31, 2019 the Company’s cumulative investment in WET was $544 thousand.

NOTE 7 – CAPITAL STOCK

Preferred Stock

At December 31, 2019, the Company authorized 2,000,000 shares of $.01par value Class A preferred stock and non were outstanding. At December 31, 2019, the Company authorized 1,000,000 shares of$ .01 par value Class B preferred Non-Convertible Stock and 1,000,000 shares were outstanding.

Series B Non-Convertible Preferred Stock - Except as otherwise required by law or by the Articles of Incorporation the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding shall represent eighty percent (80%) of all votes entitled to be voted at any annual or' special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

Common Stock

At December 31, 2019 and December 31, 2018, the Company had authorized 15,000,000 shares of $.01 par value Common Stock, and it trades on the OTC Pink ® under the symbol “PSWW.” Holders of our Common Stock are entitled to one vote per share and receive dividends or other distributions when, and if, declared by our Board of Directors.

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NOTE 8 – PROMISSORY NOTES PAYABLE

Term Notes Payable arising from the acquisition of Bayou Road Investments consisted of the following at December 31, 2019

	2019	2018
Note 1 – Unsecured Note Payable; Original Issue date January 2018; Interest at 20%	$25,000	$–
Note 2 – Unsecured Note Payable; Original Issue date January 2018; Interest at 20%	$25,000	$–
Note 3 – Unsecured Note Payable; Original Issue date February 2018 Interest at 20%	$50,000	$–
Note 4 – Unsecured Note Payable; Original Issue date December 2014 Interest at 17%	$250,000	$–
Total Notes Payable	$350,000	$–

Accrued Interest	$195,251	$–

The Company is in default on all notes.

NOTE 9 – NOTE RECEIVABLE - RELATED PARTY

On December 27 , 2019, the Company closed an acquisition with an entity (Bayou Road Investments, Inc.) that was owned by the Company’s Interim Chief Executive Officer and majority shareholder, K. Bryce Toussaint. The entity held a $1,000,000 promissory note receivable from a Company majority owned by the Company’s Interim CEO, accruing interest of 8% per annum, payable to the Company. No payments have been made on the promissory note as of yet.

NOTE 10 - SUBSEQUENT EVENTS

Merger and Acquisition

The Company previously identified and had signed a Letter of Intent with a merger candidate in the Oil and Gas Industry ; however, the transaction was unsuccessful and never formalized and closed because of failure of contingencies.

On December 27th, 2019, the company consummated the acquisition of Bayou Road Investments, Inc. a related party entity of the Interim CEO K. Bryce Toussaint. The privately held concern will become a wholly owned subsidiary of the Company. The transaction resulted in $302,751 of Goodwill being recognized by the Company.

Bayou Road has rights to ownership in Environmentally Friendly - Oil field service technologies. Consideration given for the transaction was 1,000,000 Non-Convertible Series B Preferred ..$01 par value stock. No Common stock was issued to Toussaint in conjunction with the transaction and the transaction resulted in no change of control.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Certificate of Designation dated November 29, 2019
2.3	Amended Certificate of Amendment dated January 3, 2020
2.4	Certificate of Designation, dated June 26. 2020
2.8	By-Laws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Employment Agreement of K. Bryce Toussaint, dated January 1, 2020
6.2	Employment Agreement of Anthony Lerner, dated January 1, 2020
6.3	Promissory Note dated, December 27, 2019
6.4	Distribution Agreement, dated December 2, 2019
6.5	Addendum to Distribution Agreement, dated December 2, 2019
6.6	Securities Purchase Agreement, dated July 20, 2018
6.7	Securities Purchase Agreement, dated December 27, 2019
6.8	Marketing and License Agreement between Tokata Oil Recovery, Inc. and Bayou Road Investments, Inc., dated December 2, 2019
6.9	Bayou Road Investment Inc. Convertible Note for Roderick Floyd, dated February 15, 2018
6.91	Bayou Road Investments Inc Convertible Note for Elizabeth Steinke, dated January 30, 2018
6.92	Bayou Road Investments Inc. Convertible Note for Michael Craig Beck, dated February 14, 2018
6.93	Bayou Road Investments Inc. Convertible Note for Stephen J. Davis, dated December 22, 2014
6.94	Principal Solar, Inc. Convertible Promissory Note for GPL Ventures LLC, dated April 15, 2020
6.95	Principal Solar, Inc. Convertible Promissory Note for GPL Ventures LLC, dated May 15, 2020
6.96	Principal Solar, Inc. Convertible Promissory Note for GPL Ventures LLC, dated July 10, 2020
6.97	Principal Solar, Inc. Convertible Promissory Note for Arowana International Limited, dated August 20, 2015
6.98	Loan Modification Agreement between Bayou Road Investments, Inc. and Stephen J. Davis, dated December 22, 2014
7.1	Share Exchange Agreement, dated December 27, 2019
11.1	Consent of Donnell Suares (included in Exhibit 12.1)
12.1	Opinion of Donnell Suares

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 29, 2020.

(Exact name of issuer as specified in its charter): Principal Solar, Inc.

By (Signature and Title):	/s/ K. Bryce Toussaint
K. Bryce Toussaint Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ K. Bryce Toussaint
K. Bryce Toussaint
(Title):	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer.

(Date):	August , 2020

SIGNATURES OF DIRECTORS:

/s/ Anthony Lerner	August , 2020
Anthony Lerner	Date

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